                                                               Rule 424 (b) (3)
                                                     Registration No. 333-53819
                                                            CUSIP #:  63743HBY7

               PRICING SUPPLEMENT NO. 2179 DATED AUGUST 20, 1998
                TO PROSPECTUS SUPPLEMENTAL DATED JUNE 16, 1998
                    AND BASE PROSPECTUS DATED JUNE 5, 1998

        NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                        Medium-Term Notes, Series C
        With Maturities of Nine Months or More from Date of Issue

                              Floating Rate Notes
Principal Amount:		  $400,000,000.00

Issue Price:			  100% of Principal Amount

Original Issue Date:		  8/25/98

Maturity Date:			  9/21/99

Initial Interest Rate:		  Determined as described below

Base Rate:			  LIBOR Telerate

Spread:				  Minus 8 basis points

Index Maturity:			  3 months, except with respect to the Interest
                                  Reset Date on August 25, 1999, in which case
                                  the Index Maturity will be one month.

Record Dates:			  On the 10th of each November, February,
                                  May, and August

Interest Payment Dates:		  On the 25th of  November, February, May,
                                  August, and the Maturity Date, commencing
                                  November 25, 1998

Reset Period:			  Quarterly

Interest Reset Dates:		  On the 25th of each August, November,
                                  February, and May, commencing August 25, 1998

Redemption Date:		  None

Agent's Discount or Commission:	  0.050%

Agent(s):			  Lehman Brothers      	($200,000,000)
				  Merrill Lynch & Co. 	($200,000,000)

Capacity:			  Principal

Form of Note:			  Book-Entry
(Book-Entry or Certificated)

Other Terms:			  None


Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $3,050,000,000 and , to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $2,047,364,000 Series C have been issued.